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                                                             EXHIBIT 10.8



                         AGREEMENT OF PURCHASE AND SALE

                                      AND

                           JOINT ESCROW INSTRUCTIONS


         THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of this 20th day of October, 1997, by and between SP ASSOCIATES, LTD., a California limited partnership ("Seller"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Buyer"), with reference to the following facts:

         A.      Seller is the owner of the Property (as hereinafter defined).

         B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Property (as hereinafter defined), on the terms and conditions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual covenants and agreements herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

                                   ARTICLE 1

                                    PROPERTY

         Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

         1.1     Land.  That certain land (the "Land") containing approximately
3.14 acres of land area, located in the City of Newhall, State of California commonly known as Sunset Pointe Plaza, 25129 The Old Road, Newhall, California and more particularly described on Exhibit A hereto;

         1.2 Appurtenances. All rights, privileges and easements appurtenant to the Land, to the extent owned by Seller, if any, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights and air rights relating to the Land, and all water, water rights and water stock relating to the Land, and any and all easements, rights-of-way or appurtenances used in connection with the beneficial use and enjoyment of the Land (all of which are sometimes collectively referred to as the "Appurtenances");

         1.3 Improvements. All improvements and fixtures located upon the Land, including, without limitation, an approximately 58,105 square foot three-story office building, and all other structures and surface parking presently located on the Land, all fixtures, apparatus,






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equipment, and appliances used in connection with the operation or occupancy thereof to the extent owed by Seller, if any (all of which are collectively referred to as the "Improvements");

         1.4 Leases. All interest of Seller, as landlord, in and to the leases of space in the Improvements as described on Exhibit B hereto (collectively, the "Leases");

         1.5 Personal Property. All personal property of Seller, if any, located on or in or used in connection with the operation, maintenance or management of the Land and/or the Improvements (collectively, the "Personal Property");

         1.6 Service Contracts. Those service contracts and other agreements, lease rights, warranties, guarantees, agreements, utility contracts and other rights relating to the ownership, use and operation of all or any part of the Property, pursuant to Section hereof (collectively, the "Service Contracts"); and

         1.7 Intangible Property. All right, title and interest of Seller in and to any and all intangible property owned by Seller and used in the ownership, use and/or operation of the Land or the Improvements, including, without limitation, the right to use any trade name now used in connection with the Land or the Improvements, the books and records relating to the Property, including computer discs, tapes and other data bases or software, inventory records, building management records, payroll records and all other books and records and all other books and records relating to the operation and management of the Real Property (collectively, the "Intangible Property").

         The Land, the Appurtenances, the Improvements and the Leases are sometimes referred to herein collectively as the "Real Property." The Real Property, Personal Property, Service Contracts and the Intangible Property are sometimes referred to herein collectively as the "Property."

                                   ARTICLE 2

                                 PURCHASE PRICE

         2.1 Purchase Price. The total purchase price for the Property shall be the sum of Eight Million, Three Hundred Thousand Dollars ($8,300,000) (the "Purchase Price").

         2.2 Payment of Purchase Price. The Purchase Price shall be paid as follows:

                 (a) Deposit. Upon the Opening of Escrow (as hereinafter defined), Buyer shall deliver to Chicago Title Insurance Company ("Escrow Holder"), 245 South Los Robles Avenue, Suite 105, Pasadena, California 91101 the sum of One Hundred Fifty Thousand Dollars ($150,000) (the "Deposit"). In the event the sale of the Property is consummated, the sum of (i) the Deposit,
(ii) all interest accrued thereon, while such Deposit is held in Escrow, and
(iii) an amount equal to interest accruing on the Deposit at a rate of eight percent (8%) per






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annum from the date the Deposit is released to Seller to the Closing Date (the
"Implied Interest Amount"), shall be credited towards the Purchase Price. In the event that Buyer does not terminate this transaction at or prior to the end of the Contingency Period (as hereinafter defined) the Deposit shall be
released to Seller subject to the provisions of this Agreement.   If the
Deposit is released to Seller, Buyer shall receive as a credit against the Purchase Price, an amount equal to the Implied Interest Amount. In the event the transactions contemplated hereby are not consummated for reasons other than a default solely on the part of Buyer, the Deposit, together with all interest earned thereon, and, if previously released to Seller, including interest at a rate of eight percent (8%) per annum from the date released to Seller to the date returned to Buyer, shall be returned, upon Buyer's request, immediately to Buyer.

                 (c) Balance of Purchase Price. The Purchase Price, less the sum of the Deposit (the "Purchase Price Balance") shall be deposited with Escrow Holder by Buyer in immediately available funds not later than the Closing Date (as hereinafter defined). In the event the sale of the Property is consummated, such amounts to be paid as set forth herein shall be credited towards the Purchase Price. In the event the sale of the Property is not consummated because of the failure of any condition or the default by Seller, all such amounts, together with interest thereon, shall be returned immediately to Buyer.

         2.3     Investment of Deposit; Liquidated Damages

                 2.3.1 Investment of Deposit. The Deposit shall be placed in an interest-bearing account or other investment acceptable to Buyer, with all interest accruing to the benefit of Buyer. The Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.

                 2.3.2 Liquidated Damages. IN THE EVENT THAT, FOLLOWING THE EXPIRATION OF THE CONTINGENCY PERIOD, THE TRANSACTIONS CONTEMPLATED HEREBY ARE NOT CONSUMMATED DUE TO A DEFAULT SOLELY ON THE PART OF BUYER, THE AMOUNT OF THE DEPOSIT, TOGETHER WITH ALL INTEREST EARNED THEREON, SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THE TRANSACTIONS CONTEMPLATED HEREBY ARE NOT CONSUMMATED FOLLOWING THE EXPIRATION OF THE CONTINGENCY PERIOD DUE TO A DEFAULT SOLELY ON THE PART OF BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES ACKNOWLEDGE THAT THE AMOUNT OF THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES.

                 Seller:/s/ MK /s/ GSC            Buyer: /s/  VJC
                        -----------------               -----------------









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                                   ARTICLE 3

                                     ESCROW

         3.1  Deposit with Escrow Holder and Escrow Instructions.  Within three
(3) days following the execution of this Agreement by the parties hereto, the parties hereto shall deposit a fully executed original of this Agreement with Escrow Holder, and this greement shall serve as the instructions to Escrow Holder for consummation of the transactions contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of any supplementary escrow instructions, the terms and provisions of this Agreement shall control.

         3.2 Confirmation of the Opening of Escrow. Upon receipt of a fully executed copy of this Agreement, Escrow Holder shall immediately execute this Agreement to evidence Escrow Holder's agreement to act in compliance with the terms and provisions hereof. Escrow Holder shall immediately notify Buyer and Seller in writing of the date on which escrow was established with Escrow Holder (the "Opening of Escrow"), which date shall thereafter be the Opening of Escrow date for purposes of this Agreement.

                                   ARTICLE 4

                               TITLE TO PROPERTY

         4.1 Real Property. At the Closing, Seller shall convey to Buyer fee simple title to the Real Property by duly executed and acknowledged grant deed in the form of Exhibit C hereto (the "Grant Deed"). Evidence of delivery of fee simple title to the Real Property shall be the issuance by Chicago Title Insurance Company (the "Title Company") of an ALTA Owner's Policy of Title Insurance (extended coverage) (the "Title Policy") in the amount of the Purchase Price, insuring fee simple title to the Real Property in Buyer, free and clear of monetary liens and subject only to the Permitted Exceptions (as hereinafter defined) and including the Endorsements (as hereinafter defined).

         4.2 Leases. At the Closing, Seller shall transfer all of its right, title and interest in and to the Leases by an Assignment of Leases in the form of Exhibit D hereto (the "Assignment of Leases"), free and clear of any liens, encumbrances or interests of third parties.

         4.3 Personal Property. At the Closing, Seller shall transfer title to the Personal Property, if any, by a bill of sale in the form of Exhibit E hereto (the "Bill of Sale"), free and clear of any liens, encumbrances or interests of third parties.

         4.4 Service Contracts. At the Closing, Seller shall transfer all of its right, title and interest in and to the Service Contracts, if any, by an Assignment of Service Contracts,





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Warranties and Guarantees in the form of Exhibit F hereto (the "Assignment of
Service Contracts"), free and clear of any liens, encumbrances or interest of third parties.

         4.5 Intangible Property. At the Closing, Seller shall transfer all of its right, title and interest in and to all Intangible Property, if any, by an Assignment of Intangible Property in the form of Exhibit G hereto (the "Assignment of Intangible Property"), free and clear of any liens, encumbrances or interests of third parties.

                                   ARTICLE 5

                         BUYER'S CONDITIONS TO CLOSING

         The following conditions are conditions precedent to Buyer's obligation to purchase the Property:

         5.1 Review and Approval of Title. Concurrently with the execution and delivery of this Agreement, Seller shall deliver to Buyer all of the following:

                 5.1.1 at Seller's sole cost and expense, a current extended coverage preliminary title report (the "Preliminary Title Report") with respect to the Property issued by the Title Company, accompanied by copies of all documents referenced in such report; and

                 5.1.2 at Seller's sole cost and expense, copies of all existing and proposed easements, covenants, restrictions, agreements or other documents which affect the Real Property, including, without limitation, any and all documents relating to any variance, conditional use permits or land-use restrictions that are within Seller's possession or recoverable from the Title Company as recorded documents relating to or affecting the Real Property, or if no such documents exist, a certification of Seller to that effect.

Title to the Property shall be subject only to such exceptions in the Preliminary Title Report as Buyer shall approve, in Buyer's sole and absolute discretion (collectively, the "Permitted Exceptions"). Buyer shall have until thirty (30) days following the Opening of Escrow (the "Contingency Period") in which to notify Seller, in writing, as to those items which are Permitted Exceptions, those matters which Buyer disapproves, and which endorsements Buyer will be requiring (collectively, the "Endorsements"). Buyer's failure to provide such written notice to Seller shall constitute disapproval of all matters shown in the Preliminary Title Report





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in which event this Agreement shall terminate, the Deposit, together with any interest earned thereon, shall be returned to Buyer, and the parties hereto shall be relieved of all further rights and obligations hereunder.

         5.2 Delivery of Reports and Documents. Within ten (10) days after the execution and delivery of this Agreement, Seller shall deliver to Buyer, copies of any and all of the following documents in Seller's possession:

                 (a) a rent roll of the Property for the current month;

                 (b) intentionally omitted;

                 (c) copies of the Leases, and all licenses, service contracts (including parking, elevator, HVAC and landscaping maintenance contracts), management contracts, brokerage agreements and (to the extent they are in Seller's possession) copies of all permits, variances, insurance policies, maps, certificates of occupancy, building permits;

                 (d) warranties and instruction books (e.g., for vertical transportation, HVAC and other building systems); operating statements for calendar years 1995, 1996 and 1997 monthly statements through the most recently completed month;

                 (e) all available plans, structural drawings, architectural and "as built" drawings, including, but not limited to, mechanical, electrical, air conditioning, landscape and sprinkler drawings and specifications regarding the improvements, and any soils, structural, geological, environmental, hazardous materials and asbestos studies or reports relating to subsurface conditions, grading plans, topographical maps and similar data respecting the Property;

                 (f) copies of property tax bills for the last two (2) years and copies of the most recently available utility bills respecting the Property;

                 (g) a list of all personal property owned by or leased by Seller and used in connection with the ownership or operation of the Property;

                 (h) a certificate of Seller certifying to Seller's knowledge that there is no legal or administrative action, proceeding, claim, arbitration or suit pending before any court, agency or official, nor any such claim or action threatened in writing, relating to the Seller or the Property; and

                 (i) any and all other reports, plans or studies relating to the Property that Buyer shall specifically request.

(collectively, the "Reports and Documents"). Buyer shall have until the expiration of the Contingency Period in which to review the Reports and Documents heretofore delivered and approve or disapprove any of the foregoing, in Buyer's sole and absolute discretion. In the








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event Buyer disapproves any of the Reports and Documents, Buyer shall deliver
Seller written notice of Buyer's disapproval prior to the expiration of the Contingency Period, in which event this Agreement shall terminate, the Deposit, together with any interest thereon, shall be returned to Buyer, and the parties hereto shall be relieved of all further rights and obligations hereunder. In the event Buyer fails to deliver said written notice to Seller prior to the expiration of the Contingency Period, Buyer shall be deemed to have disapproved the Reports and Documents. Buyer agrees to return the Reports and Documents to Seller in the event for any reason this Agreement is terminated and the transactions contemplated herein are not consummated.

         5.3 Buyer's Independent Review. Buyer shall have the right, during the Contingency Period, to conduct such further inspections and/or tests of the Property as Buyer deems necessary and/or desirable, to enable Buyer to satisfy itself as to all matters relating to the Property, including, without limitation, a Phase 1 environmental assessment of the Property, asbestos-containing-materials studies, Americans with Disabilities Act compliance studies, soils testing, engineering studies, zoning and intended use reviews, the physical, structural, mechanical condition of the Property, seismic studies, and other surveys and studies of the Property (collectively, "Buyer's Inspections and Reports"). Buyer's right to conduct Buyer's Inspections and Reports shall be subject to and conducted in accordance with Buyer's right of access to the Property as set forth in Section hereof. In the event that, based upon Buyer's independent review of the Property, Buyer determines, in Buyer's sole and absolute discretion, that Buyer is unwilling to proceed with the purchase of the Property, Buyer may elect to terminate the Agreement by so notifying Seller in writing of Buyer's election prior to the expiration of the Contingency Period, and this Agreement shall terminate, the Deposit, together with any interest earned thereon, shall be returned to Buyer, and the parties hereto shall be relieved of all further rights and obligations hereunder. In the event Buyer fails to deliver said written notice to Seller prior to the expiration of the Contingency Period, Buyer shall be deemed to have disapproved Buyer's Inspections and Reports.

         5.4 Estoppel Certificates. Buyer shall receive, prior to the expiration of the contingency period, an estoppel certificate from (i) each tenant occupying not less than 2500 net rentable square feet, and (ii) a sufficient number of other tenants at the Property such that estoppel certificates shall have been received pursuant to clauses (i) and (ii) hereof with respect to not less than eighty five percent (85%) of the aggregate net rentable square feet of the Property (i.e. 49,389 square feet), in the form of Exhibit H hereto and in substance satisfactory to Buyer, in Buyer's sole and absolute discretion (collectively, the "Estoppel Certificates"). In the event that Buyer disapproves of any Estoppel Certificate Buyer may elect to terminate the Agreement by so notifying Seller in writing of Buyer's election prior to the expiration of the Contingency Period, in which event this Agreement shall terminate, the Deposit, together with any interest earned thereon, shall be returned to Buyer, and the parties hereto shall be relieved of all further rights and obligations hereunder.








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         5.5     Representations and Warranties of Seller.  All of Seller's
representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date.

         5.6 Covenants of Seller. Seller shall have complied with all of Seller's covenants and agreements contained in or made pursuant to this Agreement.

         5.7 Delivery of Documents. Seller shall have delivered into Escrow the documents and instruments described in Section 7.2 hereof and shall have delivered to Buyer the documents and instruments described in Section 7.3 hereof.

         5.8 Condition of Property. The condition of the Property shall not have materially changed from the date of this Agreement to the Closing Date, ordinary wear and tear excepted.

         5.9 Conditions for the Benefit of Buyer. The foregoing conditions are for the sole benefit of Buyer. If any of the foregoing conditions described in this Article 5 is not satisfied for any reason whatsoever, Buyer shall have the right at its sole election either to waive such condition and proceed with the transactions contemplated hereby, or, in the alternative, to terminate this Agreement, in which event Buyer shall be entitled to a return of the Deposit, together with all interest earned thereon, and Seller and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities which, pursuant to the terms of this Agreement, survive such termination).

                                   ARTICLE 6

                         SELLER'S CONDITIONS TO CLOSING

         The following conditions are conditions precedent to Seller's obligation to sell the Property:

         6.1 Representations and Warranties of Buyer. All of Buyer's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date.

         6.2 Covenants of Buyer. Buyer shall have complied with all of Buyer's covenants and agreements contained in or made pursuant to this Agreement.

         6.3 Delivery of Documents and Funds. Buyer shall have delivered into Escrow the documents, instruments and funds described in Section 7.4 hereof.

         6.4 Conditions for the Benefit of Seller. The foregoing conditions are for the sole benefit of Seller. If any of the foregoing conditions described in this Article 6 is not satisfied for any reason whatsoever, Seller shall have the right at its sole election either to waive such











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condition and proceed with the transactions contemplated hereby, or, in the alternative, to terminate this Agreement, in which event Buyer shall be entitled to a return of the Deposit, together with all interest earned thereon, and Seller and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities which, pursuant to the terms of this Agreement, survive, such termination).

                                   ARTICLE 7

                                    CLOSING

         7.1 Closing. The closing hereunder (the "Closing") shall mean the recording of the Grant Deed conveying title to the Property from Seller to Buyer and shall be held and delivery of all items to be made at the Closing shall be made at the offices of Escrow Holder on January 6, 1998 (the "Closing Date"), or such other date prior thereto and/or at such other laoction as Buyer and Seller may mutually agree in writing. In the event the Closing Date does not fall on a Business Day (as hereinafter defined), the Closing Date shall be moved to the next succeeding Business Day. Such date may not otherwise be modified without the written approval of both Seller and Buyer. In the event the Closing does not occur on or before the Closing Date, Escrow Holder shall, unless it is notified by both parties to the contrary within five (5) days after the Closing Date, return to the depositor thereof items which may have been deposited hereunder. Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close.

         7.2 Deliveries by Seller to Escrow Holder. Not later than one (1) business day prior to the Closing Date, Seller shall deposit with Escrow Holder the following:

                 7.2.1 The Grant Deed, duly executed and acknowledged by Seller, in recordable form, and ready for recordation on the Closing Date;

                 7.2.2  An Affidavit of Non-Foreign Status in the form of
Exhibit I hereto, duly executed by Seller pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended;

                 7.2.3  California Form 590-RE, duly executed by Seller;

                 7.2.4  The Bill of Sale;

                 7.2.5  The Assignment of Leases;

                 7.2.6  The Assignment of Service Contracts; and

                 7.2.7 Any and all other documents, instruments, data, records, correspondence or agreements called for hereunder which have not been previously delivered.





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Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

         7.3 Deliveries by Seller Outside of Escrow. On or before the Closing Date, Seller shall deliver or cause to be delivered to Buyer the following:

                 7.3.1 To the extent they are then in Seller's possession, and have not heretofore been delivered to Buyer, the original and as-built plans and specifications for all Improvements on the Property;

                 7.3.2 To the extent in Seller's possession, all unexpired warranties and guarantees which Seller has received in connection with any work or services performed with respect to, or equipment installed in, the improvements on the Property;

                 7.3.3 All keys in Seller's possession (properly tagged for identification) for all improvements on the Property;

                 7.3.4 To the extent they are within Seller's possession, the originals of all Leases and Estoppel Certificates (if not previously delivered), all correspondence to or from any tenants, relating to the Leases and all guarantees, certificates of deposit or other security associated therewith;

                 7.3.5 The originals of all Service Contracts which are being assumed by Buyer and will remain in effect after the Closing and all correspondence and existing records prepared by Seller in its normal course of operations specifically for the Property (and which are not otherwise confidential) relating to, and necessary for, the on-going operations and maintenance of the Property (which materials may be either delivered at Closing or left at the management office at the Property);

                 7.3.6 An inventory list of all Seller's personal property on the Property; and

                 7.3.7 Copies of all insurance policies obtained or maintained by Seller and containing coverage applicable to the Property, including all additional insured endorsements in which Seller is named as an additional insured on an insurance policy concerning the Property. For purposes of this agreement, policies of insurance include, but are not limited to, policies of commercial general liability, fire, earthquake, flood, hazard, bodily injury, lost rents, theft, condemnation, casualty loss and any umbrella policies concerning the Property;.

Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

         7.4 Deliveries by Buyer. Not later than one business day prior to the Closing Date, Buyer shall deposit with Escrow Holder the following:





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                 7.4.1  The Purchase Price Balance, for disbursement to Seller in accordance with the terms and provisions hereof, to be held by Escrow Holder pursuant to joint closing instructions reasonably acceptable to Buyer and Seller; and

                 7.4.2 Any other documents, instruments, data, records, correspondence or agreements called for hereunder which have not previously been delivered.

Seller may waive compliance on Buyer's part under any of the foregoing items by an instrument in writing.

         7.5 Other Instruments. In addition to the documents and instruments to be delivered as herein provided, each of the parties hereto shall, from time to time at the request of the other party, execute and deliver to the other party such other instruments of transfer, conveyance and assignment and shall take such other action as may be reasonably required to effectively carry out the terms of this Agreement.

         7.6 Prorations. All revenues, income, receivables, costs, expenses and payables of the Property shall be apportioned equitably between the parties as of Closing on the basis of the actual number of days in a particular month, and with respect to the items enumerated below where a particular manner of apportionment is provided, then apportionment of such item shall be made in such manner. The obligation to make apportionments shall survive Closing. Without limitation, the following items shall be so apportioned:

                 (i) Monthly rents and percentage rent and "passthroughs" of real estate taxes and operating expenses due from occupancy tenants under Leases, as and when collected. If at Closing there are any past due rents or charges owed by occupancy tenants, they shall not be prorated until received; Buyer shall include such delinquencies in its normal billing and shall pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any Lease). To the extent Buyer receives amounts on account of Leases on or after the Closing Date, such payments shall be applied first toward then current rent owed to Buyer in connection with the applicable Lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. Buyer may not waive any delinquent rents nor modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive its share of charges or amounts without first obtaining Seller's written consent. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller. Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default in any Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto;

                 (ii) Real estate and personal property taxes and any special assessments, taking into consideration discounts for the earliest permitted payment, based upon the latest





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previous tax levies.  Such items shall be reapportioned between Seller and
Buyer if current tax rates differ from the latest previous tax rates as soon as the same are known. Seller agrees that to the extent any additional taxes, assessments or levies are imposed, assessed or levied against the Property, or any portion thereof, the Seller or the Buyer at any time subsequent to Closing but with reference to any period prior thereto during Seller's ownership thereof, Seller shall promptly pay to Buyer an amount equal to such additional assessments or levies. Similarly, if tax refunds become payable for periods during Seller's ownership of the Property, such amounts (subject to adjustments for the potential claims of occupancy tenants that paid tax increases by way of rent escalations to Seller) shall be promptly paid over to Seller. In the event that any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installment due after the Closing Date). In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or lease entered into on or after the Closing Date;

                 (iii) Transferable annual permits, licenses, and/or inspection fees, if any, on the basis of the duration of the same;

                 (iv) Security deposits, plus accrued interest, if any, payable thereon to tenants, and any other deposits and prepaid rent, shall be credited (or assigned) to Buyer;

                 (v) Utility charges levied against Seller or the Property, and Buyer shall transfer all such utility services to its name and account immediately upon Closing;

                 (vi) Service Contracts on the basis of the charge or premium for the period involved;

No insurance policies shall be assigned hereunder, and accordingly there shall be no proration of insurance premiums.

         7.7 Costs and Expenses. Buyer and Seller shall each pay one-half (1/2) of Escrow Holder's escrow fee. Seller shall pay all documentary transfer taxes, transfer or conveyance taxes imposed by the City and/or County in which the Property is located. Seller shall pay any and all delinquent real property taxes or assessments, and the cost of recording the Grant Deed. Seller shall pay that portion of the premium for the Title Policy attributable to the issuance of a CLTA standard coverage title policy and Buyer shall pay the balance of the premium for the Title Policy, and the cost of the Endorsements, if any.

                                   ARTICLE 8

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As a material inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants to and agrees with Buyer as follows:

         8.1 Condition of Property. To the best of Seller's knowledge, without any duty to investigate, there are now, and at the Closing Date there will be, no material physical or mechanical defects of the Property, including, without limitation, the plumbing, heating, air conditioning, ventilating, life safety and electrical systems, and all such items are in good operating condition and repair and in compliance with all applicable governmental laws, ordinances, regulations and requirements.

         8.2 Use and Operation. To the best of Seller's knowledge, without any duty to investigate, the use and operation of the Property now are, and at the time of Closing will be, in full compliance with applicable building codes, environmental, zoning and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements.

         8.3 Reports, Contracts and Other Documents. The survey, mechanical and structural plans and specifications, soil reports, certificates of occupancy, warranties, and all other books and records relating to or affecting the Property and all other contracts or documents delivered to Buyer pursuant to this Agreement or in connection with the execution hereof, including, without limitation, the Reports and Documents, are and at the time of Closing will be true and correct copies, to the extent such document was prepared by Seller, and contain no material inaccuracies or misstatements of fact, and all such contracts and other documents relating to or affecting the Property have been or will be delivered to Buyer pursuant to this Agreement.

         8.4 Condemnation; Land-Use Regulation. To the best of Seller's knowledge, there are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or planned to be instituted, which could detrimentally affect the use or operation of the Property for its intended purpose or the value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property.

         8.5 Leases. Except as set forth on Exhibit B, Seller has not executed or otherwise entered into any written or unwritten leases, tenancies, occupancy agreements, or other agreements with respect to the Property or affecting possession thereof or any portion thereof or any rights thereto and there are no such agreements entered into or executed by any third party. There is no default on the part of Seller, as lessor, or, except as described on
Schedule 8.5 hereto, on the part of any lessee, and, to the best of Seller's knowledge, without any duty to investigate, there exists no condition that with the passage of time or the giving of notice or both would constitute such a default. No event or transaction contemplated by this Agreement will conflict with, violate any provision of, or constitute a default under (with or without the giving of notice and/or the lapse of time) any of the Leases. Except as disclosed on Schedule 8.5, there is no conflict between the rights of tenants to space in the Improvements, nor is any conflict between the terms of this Agreement and any Lease, whether by original leasing, options to extend, expand or renew, rights of first refusal, or otherwise.

        8.6 Service Contracts, Mechanic's Liens and Other Agreements. Other than those which are cancelable on thirty (30) day's notice, Seller has not entered into any service agreements or contracts or other agreements, oral or written (other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as disclosed on Schedule 8.6 hereto, and Seller has not received any notice of any material default thereunder that remains uncured. Seller shall provide Buyer with true, correct and complete copies of all agreements listed on Schedule 8.6 pursuant to Section
5.2 hereof. There will be no contractors, subcontractors, sub-subcontractors, materialmen or any persons or entities who will be entitled to a mechanic's lien against the Property. There is no obligation of Seller under the terms of any contract, lease or other instrument relating to or affecting the Property to assume any obligation thereof other than the obligations contained in the contracts, leases and other documents required to be disclosed to Buyer pursuant to this Agreement. There will be as of the Closing Date no obligation of Buyer under the terms of any contract, lease or other instrument affecting the Property other than the obligations contained in the contracts, leases and other documents which Buyer assumes pursuant to this Agreement.

         8.7 Brokerage Commissions. There are no commissions, finder's fees or other compensation owing or which may become owing to any broker or any other person or entity with respect to any tenant lease or occupancy agreement including, without limitation, any such compensation with respect to any future renewals, extensions or expansions thereof.

         8.8 Labor Disputes. There is no current labor dispute with any maintenance or other personnel or employees of Seller or any contracts with respect to the Property which could adversely affect the use, operation or value of the Property.

         8.9 Absence of Other Agreements Affecting the Property. There are no easements, encumbrances or other agreements affecting the Property except as may be shown in the Preliminary Title report.

         8.10 Default in Respect of Appurtenances. There is no default under or in respect of any of the Appurtenances on the part of any party thereto and no condition exists that with the passage of time or giving of notice or both would constitute such a default.

         8.11 Litigation. To the best knowledge of Seller, without any duty to investigate, there is no litigation pending or, to Seller's knowledge threatened, against Seller that arises out of the ownership or operation of the Property or that might detrimentally affect the use or operation of the Property for its intended purpose or the value of the Property or is likely to materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

         8.12 Utilities. All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the current use and operation of the Property are, and at the time of Closing will be, connected and operating pursuant to valid permits, and are and at the time of Closing will be adequate to service the Property as it is currently used, and to permit full compliance with all requirements of law and normal usage of the Property by the tenants thereof and their licensees and invitees.

         8.13 Use Permits and Other Approvals. To the best of Seller's knowledge, without any duty to investigate, Seller has obtained all licenses, permits, approvals, easements and rights of way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties for the normal use and operation of the Property and to ensure free and unimpeded vehicular and pedestrian ingress to and egress from the Property as required to permit the normal intended usage of the Property by the tenants thereof, their invitees and customers.

         8.14 Authority of Seller. This Agreement and all documents executed by Seller which are to be delivered to Buyer at or prior to the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Seller, are or at the time of Closing will be legal, valid, and binding obligations of Seller enforceable in accordance with their terms, and are and at the time of Closing will be sufficient to convey title (if they purport to do so).

         8.15 No Conflict. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement shall not conflict with or result in a breach of any of the terms of provisions of, or constitute a default under, any instrument or agreement to which Seller is a party or, to Seller's knowledge, by which any of the Property is or may be bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or, to Seller's knowledge, the Property.

         8.16 Use and Operation of Property. Seller knows of no facts nor has Seller failed to disclose to Buyer any fact which would prevent Buyer from using, leasing and operating the Property after Closing in the normal manner in which similar properties in the area are used, operated and leased or in the manner in which the Property has been used, leased and operated prior to the Closing Date.

         8.17 Other Contracts to Convey Property. Seller has not committed nor obligated itself in any manner whatsoever to sell the Property to any party other than Buyer.

         8.18 Hazardous Substances and Environmental Matters. Neither Seller, nor to the best knowledge of Seller, any other person or entity, has ever used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Property, or transported to or form the Property any Hazardous Substance (as hereinafter defined) or allowed any other person or entity to do so. No proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Substance on the Property or the migration thereof from or to other property is pending or threatened, nor have any claims been made or threatened by any third party against Seller or the Property relating to any loss or injury resulting form any Hazardous Substance. Except as may be disclosed in any environmental reports delivered by Seller to Buyer pursuant to this Agreement, there is no occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law (as hereinafter defined). The term "Environmental Law" shall include, without limitation, any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment (collectively referred to as "Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C. Sections 9601 et seq., and the Resource Conservation and Recovery Act of 1976 ("RCRA") as amended, 42 U.S.C. Sections 9601 et seq. The term "Hazardous Substance" shall include, without limitation,
(i) those substances included within the definitions "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., as amended, and in the regulations promulgated pursuant to said laws; (ii) those substances defined as "hazardous wastes" in Section 25117 of the California Health & California Health & Safety Code, or as "hazardous substances" in
Section 25316 of the California Health & Safety Code, and in the regulations promulgated pursuant to said laws; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and (iv) such other substances, materials, and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under local, state or federal law, rules or regulations.

         8.19    Transactions with Affiliates.  Except as disclosed on Schedule
8.19 hereto, there are no agreements between Seller and any Affiliate (as hereinafter defined) of Seller respecting the Property, including the use, operation and maintenance thereof. Without limiting the foregoing, there are no Leases, Service Contracts, or brokerage agreements between Seller and any Affiliate of Seller respecting the Property or any portion thereof except as disclosed on Schedule 8.19. As used herein "Affiliate" shall mean and refer to any entity which controls, is controlled by, or is under common control with Seller.

         The foregone representations and warranties of Seller shall survive the Closing for a period of two (2) years following the Closing.

                                   ARTICLE 9

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         As a material inducement to Seller to enter into this Agreement, Buyer hereby represents and warrants to and agrees with Seller as follows:

         9.1 Authority of Buyer. This Agreement and all documents executed by Buyer which are to be delivered to Seller at or prior to the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Buyer, are or at the time of Closing will be legal, valid, and binding obligations of Buyer enforceable in accordance with their terms.

         9.2 Litigation. There is no litigation pending or, to Buyer's knowledge threatened, against Buyer that is likely to materially and adversely affect the ability of Buyer to perform its obligations under this Agreement.

         9.3 No Conflict. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement shall not conflict with or result in a breach of any of the terms of provisions of, or constitute a default under, any instrument or agreement to which Buyer is a party or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer.

                                   ARTICLE 10

                              COVENANTS OF SELLER

         Seller agrees and covenants with Buyer, from the date hereof through the Closing Date, as follows:

         10.1 Maintenance and Operation of the Property. Seller shall maintain the Property in good order, condition and repair, reasonable wear and tear excepted, and shall make all repairs, maintenance and replacements as is necessary to so maintain the Property.

         10.2 No Leases or Other Contracts. Seller shall not enter into or modify any leases, service contracts or other similar agreements with respect to the Property without the prior written consent of Buyer, which shall not be
unreasonably withheld or delayed.   Buyer agrees to respond to Seller's request
for approval within two (2) business days following request therefore.

         10.3 No Other Encumbrances. Seller shall not enter into any agreements respecting the sale of the Property or any portion thereof, and shall not enter into any agreements which encumber or subject to lien the Property or any portion thereof.

         10.4 Insurance. Seller shall keep its existing policies of insurance in full force and effect.

         10.5 Disclosure of Changes. If Seller discovers any information or facts which would materially or adversely change the representations and warranties of Seller contained in this Agreement, Seller shall promptly give notice to Buyer of such information or facts.

                                   ARTICLE 11

                      DAMAGE OR DESTRUCTION; CONDEMNATION

         In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date) as applicable, and Seller shall give Buyer a credit equal to the deductible portion of Seller's insurance policy attributable to the Property. In the event (i) the condemnation award shall equal or exceed One Hundred Thousand Dollars ($100,000) or otherwise materially and adversely affect the Property, as reasonably determined by Buyer, or (ii) the cost of repair of damage to the Property on account of a casualty, shall equal or exceed One Hundred Thousand Dollars ($100,000) or otherwise materially and adversely interfere with the operations of the Property, as reasonably determined by Buyer, Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date, in which event this Agreement shall terminate, the Deposit, together with all interest earned thereon, shall be returned to Buyer, and each party shall be relieved of all further obligations hereunder.

                                   ARTICLE 12

                  DELIVERY OF POSSESSION AND ENTRY ON PROPERTY

         12.1 Delivery of Possession. Possession of the Property shall be delivered to Buyer on the Closing Date.

         12.2 Buyer's Obligation to Maintain Insurance . Prior to any entry onto the Property pursuant to this Agreement by Buyer or any person or entity acting on behalf of Buyer, Buyer shall provide Seller with a certificate of insurance confirming the effectiveness of a policy of liability insurance in favor of Buyer, which names Seller as additional insureds, with a combined single limit coverage in an amount of not less than One Million Dollars ($1,000,000) per occurrence and which is not amendable or cancelable on less than thirty (30) days prior written notice.

         12.3 Entry on Property. From the date hereof until the Closing, Seller shall afford Buyer reasonable access to the Property for the purpose of conducting Buyer's Inspections. Buyer agrees to coordinate all such visits to the Property with a representative of Seller, and to conduct all such visits in a commercially reasonable manner which minimizes any unnecessary disruption to tenants. Buyer agrees to keep the Property free and clear of any mechanic's liens or other liens in connection with Buyer's Inspections and Reports, and Buyer indemnifies and holds Seller harmless from and shall defend on Seller's behalf and against any and all liability, loss, cost, damage and/or expense, including, without limitation, attorneys' fees and costs, resulting directly from Buyer's or Buyer's agents' entry onto the Property. Should the transaction contemplated herein fail to close for any reason, Buyer shall, at Buyer's expense, repair any damage resulting directly from Buyer's or Buyer's agents' entry onto the Property.



                                   ARTICLE 13

                                INDEMNIFICATION

         13.1 Indemnification by Seller. Seller hereby agrees to indemnify Buyer and hold Buyer harmless from and against any and all claims, demands and losses, including, without limitation, reasonable attorneys' fees and costs suffered by Buyer as a direct or indirect result of:

                 (a) Any misrepresentation or breach of warranty or breach of covenant made by Seller in this Agreement or any document, certificate, or exhibit given by Seller or delivered by Seller to Buyer pursuant to or in connection with this Agreement; and

                 (b) Any and all obligations, liabilities, claims, liens or encumbrances, whether direct, contingent or consequential and no matter how arising, and in any way related to the Property and arising or accruing on or before the Closing Date, or in any way related to or arising from any act, conduct, omission, contract or commitment of Seller (or any of its agents or employees) at any time or times on or before the Closing Date.

         13.2 Indemnification by Buyer. Buyer hereby agrees to indemnify Seller and hold Seller harmless from and against any and all claims, demands liabilities, liens, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees and costs suffered by Seller as a direct or indirect result of:

                 (a) Any misrepresentation or breach of warranty or breach of covenant made by Buyer in this Agreement or any document, certificate, or exhibit given by Buyer or delivered by Buyer to Seller pursuant to or in connection with this Agreement; and

                 (b) Any and all obligations, liabilities, claims, liens or encumbrances, whether direct, contingent or consequential and no matter how arising, and in any way related to the Property and arising or accruing after the Closing Date, or in any way related to or arising from any act, conduct, omission, contract or commitment of Buyer (or any of its agents or employees) at any time or times after the Closing Date.

         13.3 Warranty and Indemnity Regarding Estoppels. If Seller has failed to deliver to Buyer any estoppel certificates required to be delivered pursuant to Section 5.4 hereof on or before the Closing Date and Buyer nevertheless elects to close the transaction, Seller shall indemnify Buyer with respect to any claim made by any tenant or other party which is based upon facts not consistent with the representations and warranties of Seller herein or set forth on the respective unmodified form of estoppel certificate to have been provided by such tenant.

         The provisions of this Article 13 shall survive the execution and delivery of this Agreement, the delivery of the Grant Deed and transfer of title.

                                   ARTICLE 14

                                 MISCELLANEOUS

         14.1 Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and sent by commercial courier service, United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

           If to Buyer:                 Arden Realty Limited Partnership
                                        9100 Wilshire Boulevard, Suite 700 East
                                        Beverly Hills, California 90212
                                        Attn:  Brigitta B. Troy, Esq.

           with a copy to:              Christensen, Miller, Fink, Jacobs,
                                        Glaser, Weil & Shapiro, LLP
                                        2121 Avenue of the Stars
                                        Suite 1800
                                        Los Angeles, California  90067
                                        Attn: Peter M. Weil, Esq.

           If to Seller:                SP Associates Ltd. c/o Three Springs
                                        Corporation
                                        16633 Ventura Boulevard, Suite 1300
                                        Encino, California 91436
                                        Attn:  Michael Keston

           with a copy to:              Irell & Manella
                                        1800 Avenue of the Stars, Suite 900
                                        Los Angeles, California 90067
                                        Attn: Louis A. Huskins, Esq.

           If to Escrow Holder:         Chicago Title Insurance Company
                                        245 South Los Robles Avenue, Suite 105
                                        Pasadena, California 91101
                                        Attn:   Caroline Hoff

           If to the Title Company:     Chicago Title Insurance Company
                                        245 South Los Robles Avenue, Suite 105
                                        Pasadena, California 91101
                                        Attn:   Caroline Hoff

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid. If personally delivered, such notices or other communications shall be deemed delivered upon delivery. If sent by commercial courier service, United States mail, registered or certified mail, postage prepaid, return receipt requested, such notices or other communications shall be deemed delivered upon delivery or refusal to accept delivery as indicated on the return receipt.

         14.2 Brokers and Finders. In connection with the transactions contemplated by this Agreement (a) Seller hereby represents and warrants to Buyer that Seller has not, and shall not, incur any obligation to any third party for the payment of any broker's fee, finder's fee, commission or other similar compensation, and (b) Buyer hereby represents and warrants to Seller that Buyer has not, and shall not, incur any obligation to any third party for the payment of any broker's fee, finder's fee, commission or other similar compensation other than to Bruce S. Kaufer (Landmark Commercial Group). In the event of a claim for broker's fee, finder's fee, commission or other similar compensation in connection herewith, Buyer, if such claims is based upon any agreement alleged to have been made by Buyer, hereby agrees to indemnify and hold Seller harmless from and against any and all liability, loss, cost, damage and/or expense (including, without limitation, reasonable attorneys' fees and expenses) which Seller may sustain or incur by reason of such claim, and Seller, if such claims is based upon any agreement alleged to have been made by Seller, hereby agrees to indemnify and hold Buyer harmless from and against any and all liability, loss, cost, damage and/or expense (including, without limitation, reasonable attorneys' fees and expenses) which Buyer may sustain or incur by reason of such claim. The provisions of this Section shall survive the Closing for a period of two (2) years following the Closing.

         14.3 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereof and their respective successors, heirs, administrators and assigns; provided, however, that Buyer may not assign its rights or obligations under this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. In addition, Buyer may assign its rights in this Agreement to an entity which controls, is controlled by, or is under common control with, Buyer.

         14.4 Amendments. This Agreement may be amended or modified only by a written instrument executed by the parties hereto.

         14.5 Continuation and Survival of Representations and Warranties. All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to be and shall remain true and correct as of the time of Closing, shall be deemed to be material, and shall survive the execution and delivery of this Agreement, and the execution and delivery of the Deed and the transfer of title to the Property for a period of two (2) years following the Closing.

         14.6 Interpretation. Whenever used herein, the term "including" shall be deemed to be followed by the words "without limitation." Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender.

         14.7 Captions. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.

         14.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         14.9 Merger of Prior Agreements. This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         14.10 Attorneys' Fees. In the event either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred (including, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes).

         14.11  Time of the Essence.  Time is of the essence of this Agreement.

         14.12 Election of Remedies. Except as otherwise specifically provided herein to the contrary in Section hereof, no right or remedy conferred upon either party in this Agreement is intended to be exclusive of any other right or remedy contained herein or now or hereafter available to either part at law or in equity, and every such right and remedy shall be cumulative and shall be in addition be every other right or remedy contained in this Agreement or now or hereafter available to either party at law or in equity.

         14.13 Authority. The parties signing below represent and warrant that they have the requisite authority to bind the entities on whose behalf they are signing.

         14.14 Exhibits. The exhibits and schedules attached hereto are hereby incorporated by reference herein.

         14.15 Severability. The invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement.

         14.16 Further Assurances. The parties hereto agree to execute, acknowledge and deliver any and all additional papers, documents and other assurances and shall perform any and all acts and things reasonably necessary in connection with the performance of the obligations hereunder and to carry out the intent of the parties hereto.

         14.17 Effect of Waiver. A waiver by either party hereto shall not affect either party's right to enforce the provisions contained herein, nor shall nay extension or waiver be held to be an extension of time or waiver of any prior or subsequent breach of the same or any other obligation under this Agreement.

         14.18 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.19 No Third Parties Benefitted. This Agreement is made and entered into solely for the benefit of Seller and Buyer, their successors and assigns, and no other person or entity shall have any rights hereunder.

         14.20 Specific Performance. The parties understand and agree that the Property is unique and for that reason, among others, Buyer will be irreparably damaged in the event that this Agreement is not specifically enforced. Accordingly, in the event of any breach or default in or of this Agreement or any of the warranties, terms or provisions hereof by Seller, Buyer shall have, in addition to a claim for damages for such breach or default, and in addition and without prejudice to any right or remedy available at law or in equity, the right to demand and have specific performance of this Agreement.

         14.21 [INTENTIONALLY OMITTED]

         14.22 Business Day. As used herein, Business Day shall mean and refer to any day in which banking institutions are open for business and the County Recorder's Office of Los Angeles County, California is accepting documents for recordation in their real estate records.

         14.23 Furnishing of Audit Letter. Seller agrees to furnish, from time to time upon the request of Buyer, an Audit Letter substantially in the form of Exhibit K hereto, to Buyer's accountants.

         14.24 Tax Deferred Exchange. Buyer and Seller acknowledge that either party may wish to structure this transaction as a tax deferred exchange of like-kind property within the meaning of Section 1031 of the Code. Each party agrees to reasonably cooperate with the other party to effect such an exchange; provided, however, that (i) the cooperating party shall not be required to acquire or take title to any exchange property, (ii) the cooperating party shall not be required to incur any expense or liability whatsoever in connection with the exchange, including, without limitation, any obligation for the payment of any escrow, title, brokerage or other costs including attorneys' fees incurred with respect to the exchange, (iii) no substitution of the effectuating party shall release said party from any of its obligations, warranties or representations set forth in this Agreement or from liability for any prior or subsequent default under this Agreement by the effectuating party, its successors, or assigns, which obligations shall continue as the obligations of a principal and not of a surety or guarantor,
(iv) the effectuating party shall give the cooperating party at least five (5) business days prior notice of the proposed changes required to effect such exchange and the identity of any party to be substituted in the escrow, (v) the effectuating party shall be responsible for preparing all additional agreements, documents and escrow instructions (collectively, the "Exchange Documents") required by the exchange, at its sole cost and expense, (vi) the effectuating party shall be responsible for making all determinations as to the legal sufficiency, tax considerations and other considerations relating to the proposed exchange, the Exchange Documents and the transactions contemplated thereby, and the cooperating party shall in no event be responsible for, or in any way be deemed to warrant or represent any tax or other consequences of the exchange transaction, (vii) the effectuating party shall indemnify, defend and hold the cooperating party harmless from and against any and all adverse tax consequences and administrative or judicial Internal Revenue Service proceedings arising by reason of the cooperating party's performance of the acts required hereby, and (viii) the election to effect such an exchange shall not delay the Closing of the transaction as defined herein.

         14.25 Arbitration. ANY CONTROVERSY OR CLAIM ARISING UNDER OR RELATING TO THE TERMS OF THIS AGREEMENT OR ANY OF THE EXHIBITS ATTACHED TO IT, AND ANY PROCEEDINGS TO ENFORCE THIS AGREEMENT OR RIGHTS UNDER THIS AGREEMENT AND ITS EXHIBITS SHALL BE SETTLED BY ARBITRATION IN THE CITY OF LOS ANGELES, IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR(S) SHALL HAVE THE RIGHT TO DETERMINE THE SCOPE OF THEIR JURISDICTION AND GRANT EQUITABLE RELIEF, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO ORDER THE EXPUNGEMENT OF ANY LIS PENDENS WHICH THE ARBITRATOR(S) DEEM IMPROPER. THE PREVAILING PARTY SHALL BE ENTITLED TO REASONABLE ATTORNEYS' FEES AND OTHER REASONABLE COSTS INCURRED IN CONNECTION WITH THE ARBITRATION OR ANY OTHER LITIGATION PLUS INTEREST ON THE AMOUNT OF ANY AWARD. JUDGMENT

UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THIS PARAGRAPH MUST BE INITIALED BELOW IN ORDER FOR THIS PARAGRAPH OF THE AGREEMENT TO BE BINDING.

                 NOTICE: BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATION IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.


                /s/ MK   /s/ GSC                 /s/ VJC
                -----------------------          -----------------------
                Seller's Initials                Buyer's Initials









                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                       Seller:      SP Associates, Ltd.,
                                    a California Limited Partnership

                                    By:  Three Springs Corporation
                                         Its General Partner


                                    By:  /s/ Gregory St. Clair
                                         ----------------------------------
                                         Its: Vice President

                                    By:  Larwin Company, a California
                                         corporation
                                         Its General Partner


                                        By:  /s/ Michael Keston
                                          ---------------------------------
                                        Its: CEO
                                            -------------------------------

                                    Buyer:Arden Realty Limited Partnership,
                                    a Maryland corporation
                                    Its General Partner


                                    By: /s/ Victor J. Coleman
                                        -------------------------------
                                    Its: President and COO
                                        -------------------------------

                                LIST OF EXHIBITS



Exhibit A:       Description of the Land

Exhibit B:       Leases

Exhibit C:       Grant Deed

Exhibit D:       Assignment of Leases

Exhibit E:       Bill of Sale

Exhibit F:       Assignment of Service Contracts

Exhibit G:       Assignment of Intangible Property

Exhibit H:       Form of Estoppel Certificate

Exhibit I:       Affidavit of Non-Foreign Status

Exhibit J:       INTENTIONALLY OMITTED

Exhibit K:       Form of Audit Letter

                               LIST OF SCHEDULES



Schedule 7.5:    Lease Disclosures

Schedule 7.6:    Service Contract Disclosures

Schedule 7.19:   Disclosures Regarding Affiliates

                                    EXHIBIT A
                                LEGAL DESCRIPTION


PARCEL NO. 5 OF PARCEL MAP NO. 18001, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 198, PAGES 79 THROUGH 85 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM A PORTION OF SAID LAND AN UNDIVIDED 2 1/2 PERCENT INTEREST OF ALL OIL, GAS, NATURAL GASOLINE AND OTHER HYDROCARBON SUBSTANCES, INCLUDING HELIUM AND CARBON-DIOXIDE, IN AND UNDER SAID LAND, AS GRANTED TO E. C. PYLE, IN THE DEED RECORDED FEBRUARY 26, 1940, IN BOOK 17290, PAGE 227, OF OFFICIAL RECORDS, BUT WITHOUT THE RIGHT OF SURFACE ENTRY TO A DEPTH OF 500 FEET BELOW THE SURFACE OF SAID LAND BY A QUITCLAIM DEED RECORDED MARCH 25, 1981 AS INSTRUMENT NO. 81-300512, OFFICIAL RECORDS.

ALSO EXCEPT THEREFROM A PORTION OF SAID LAND AN UNDIVIDED ONE-HALF OF ALL OIL, GAS AND OTHER HYDROCARBON AND MINERAL SUBSTANCES IN, UNDER OR THAT MAY BE PRODUCED, SAVED, SOLD OR REMOVED FROM THE HEREINABOVE DESCRIBED LAND OR ANY PART THEREOF OR THAT MAY BE PRODUCED OR REMOVED BY MEANS OF A WELL OR WELL BORE PENETRATING OR TRAVERSING THE SAID LAND OR ANY PART THEREOF, TOGETHER WITH THE RIGHT TO EXTRACT SAID OIL, GAS AND OTHER HYDROCARBON AND MINERAL SUBSTANCES AND TOGETHER WITH ALL PROCEEDS, RENTS, ROYALTIES, BONUSES AND OTHER CONSIDERATIONS ALLOCABLE TO, OR WHICH MAY ACCRUE OR BE PAYABLE WITH RESPECT TO THE SAID RIGHTS, TITLE, INTEREST AND ESTATE IN AND TO SAID OIL, GAS AND OTHER HYDROCARBON AND MINERAL SUBSTANCES, EXCEPTED BY AND RETAINED IN GRANTORS HEREUNDER, WHETHER UNDER OR PURSUANT TO ANY LEASE FOR THE DEVELOPMENT AND PRODUCTION OF OIL OR GAS, COMMUNITY OIL AND GAS LEASE, ANY POOLING OR UNITIZING ARRANGEMENT OR AGREEMENT, OPERATING AGREEMENT, AGREEMENT PERMITTING PROSPECTING FOR AND PRODUCTION OF OIL OR GAS OR OTHERWISE; PROVIDED, HOWEVER, THAT GRANTORS DO HEREBY WAIVE AND RELINQUISH ANY AND ALL RIGHTS TO USE AND OCCUPY THE SURFACE OR SUBSURFACE TO A DEPTH OF 500 FEET BELOW THE SURFACE OF THE SAID LAND, FOR ANY PURPOSE WHATSOEVER, THE RIGHTS, INTEREST AND ESTATE HEREIN EXCEPTED BY AND RETAINED IN GRANTORS ARE OVER IN ADDITION TO THAT CERTAIN GROSS ROYALTY OF 2 PERCENT AND RIGHTS WITH RESPECT THERETO EXCEPTED AND RESERVED BY GRANTOR UNDER THAT CERTAIN GRANT DEED DATED DECEMBER 15, 1954 FROM ROSS W. STONE, A MARRIED MAN AS HIS SOLE AND SEPARATE PROPERTY AND EDNA M. STONE, HIS WIFE, TO FRANK S. LOMBARDI AND MARIE LOMBARDI, HUSBAND AND WIFE, AS JOINT TENANTS, RECORDED IN BOOK 46467, PAGE 214, OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA, AS EXCEPTED AND RESERVED BY FRANK S. LOMBARDI AND MARIE A. LOMBARDI, IN DEED RECORDED OCTOBER 4, 1963 AS INSTRUMENT NO. 2005, IN BOOK D2206, PAGE 799, OFFICIAL RECORDS.




  Preliminary Title Report and Underlying documents delivered to Brigitta Troy,
      Senior Vice President, Arden ReaLty during the site visit with Seller on Tuesday, October 14

                                    EXHIBIT B

                               SCHEDULE OF LEASES

       Suite                    Tenant                 SF
       -----                    ------                 --
  1      100   Centex Homes                             5,755
  2      101   Craford & Craford                          847
  3      104   Schering Plough                          1,624
  4      105   Investor's Title Company                 1,604
  5      110   North American Mortgage Inc              2,300
  6      112   Henry Mayo Newhall Hospital              3,776
  7      200   Consumer Credit Counsel                    954
  8      201   Manpower                                 1,140
  9      202   Carr-Brodie/Coon                           823
 10      203   National Pacific Mortgage                  700
 11      207   Paradise & Associates                    1,273
 12      208   Universal Health Employment              1,494
 13      210   Taxatron                                 1,679
 14      215   Pacific Mortgage                           820
 15      220   Eckert Parker Insurance                  1,932
 16      212   First Community Financial                2,829
 17      222   Greystone Homes                          5,783
 18      300   Rosemont                                 1,650
 19      302   Franklin Equity Leasing                    916
 20      303   CPR Technologies                         1,592
 21      304   Chicago Title Company                    2,060
 22      307   Alan Gross                                 925
 23      310   Del Guyer                                2,244
 24      312   Dodge-Chrysler Dealers                   2,115
 25      316   Primerica/Rolls                          2,413
 26      322   Huntway Partners                         5,385

Lease Out for Signature - Draft Delivered to Buyer
27       114    Henry Mayo Newhall Hospital               989


              Lease copies delivered to Brigitta Troy, Arden Realty
            during the site visit with Seller on Tuesday, October 14

RECORDING REQUESTED BY AND
WHEN RECORDED, MAIL THIS DEED
AND TAX STATEMENTS TO:

Christensen, Miller, Fink, Jacobs,
  Glaser, Weil & Shapiro, LLP
2121 Avenue of the Stars, 18th Floor
Los Angeles, CA 90067
Attn:   Peter M. Weil, Esq.
--------------------------------------------------------------------------------

                                   GRANT DEED

A.P.N.________

The undersigned grantor(s) declare(s):

Documentary transfer tax is SEE SEPARATE DECLARATION.
( )  computed on full value of property conveyed, or
( ) computed on full value less value of liens and encumbrances remaining at time of sale.
( )  Unincorporated area: ( ) City of_________________, and

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

  SP ASSOCIATES, LTD., A CALIFORNIA LIMITED PARTNERSHIP, hereby GRANT(S) to

  ARDEN REALTY LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP,

the following described real property in the City of Newhall, County of Los \ Angeles, State of California:

        AS PER LEGAL DESCRIPTION ATTACHED HERETO, MADE A PART HEREOF AND ATTACHED HERETO AS EXHIBIT A.

                                       Signature of Grantor

                                       SP ASSOCIATES, LTD.,
                                       a California limited partnership

                                       By: Three SPRINGS Corporation
                                           Its GENERAL Partner

                                           By:_______________________________
                                           Its:______________________________

                                    Exhibit C

         ASSIGNMENT OF LEASES AND SECURITY DEPOSITS


         THIS ASSIGNMENT OF LEASES AND SECURITY DEPOSITS is made this day of __, ____________, 1998, by and between SP ASSOCIATES, LTD., A CALIFORNIA LIMITED PARTNERSHIP, ("Assignor"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Assignee") with reference to the following facts:

         C. Assignor, as Lessor, and each of the lessees named in Exhibit "A" attached hereto, have entered into a lease for the space indicated on said Exhibit "A" comprising a portion of the improvements constructed upon that certain parcels of real property situated in the City of Newhall, State of California (the "Property"), more particularly described in Exhibit "B" attached hereto (all of said leases referred to in Exhibit "A" as amended to the date hereof being hereinafter collectively referred to as the "Leases").

         B. Assignor has received rent security deposits and rents prepaid more than one (1) month in advance from lessees under some of the Leases, in the total amount of $__________ in cash referred to in Exhibit "A" attached hereto and made a part hereof (collectively the "Security Deposits").

         C. Assignor now desires to assign and transfer to Assignee all of Assignor's interest as lessor in the Leases and the Security Deposits, subject to the rentals, terms, covenants, obligations, easements and restrictions set forth therein.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinbelow set forth, it is agreed:

         1. Assignor hereby assigns and transfers to Assignee, and its successor and assigns, all of Assignor's interest as Lessor in and to the Leases and the Security Deposits, subject to said rentals, terms, covenants, obligations, easements and restrictions therein provided.

         2. Assignee hereby (a) accepts the assignment of the Leases and the Security Deposits, shall be entitled to all rights and benefits accruing to the lessor thereunder, and (b) agrees to assume and be bound by the terms of the Leases subject to the terms and provisions of each of the Leases, from and after the date hereof, and (c) agrees to defend and indemnify Assignor to the extent of Assignee's interest in the Property from all obligations of landlord under the Leases or obligations as landlord which accrue from and after the date hereof.


                                   Exhibit D

         3. This instrument is given pursuant to that certain Agreement of Purchase and Sale and Escrow Instructions dated as of October 20, 1997, between Seller and Arden Realty Limited Partnership and the covenants, agreements and limitations contained therein are incorporated herein by reference as if herein set out in full.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Leases and Security Deposits as of the day and year first above written.


                             "Assignor":

                             SP Associates, Ltd.,
                             a California Limited Partnership

                             By:  Three Springs Corporation
                                  Its General Partner


                                  By:________________________
                                  Its:_______________________

                             By: Larwin Company, a California corporation Its General Partner


                                  By:________________________
                                  Its:_______________________

                                  "Assignee":
                                  ARDEN REALTY LIMITED PARTNERSHIP,

                                  Its: Vice President
                                  a Maryland limited partnership

                                  By:   Arden Realty, Inc.,
                                        a Maryland corporation
                                        Its: General Partner


                                  By:________________________
                                  Its:_______________________

                                  BILL OF SALE


         SP ASSOCIATES, LTD., A CALIFORNIA LIMITED, ("SELLER"), for good and valuable consideration heretofore paid by ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Buyer"), the receipt and sufficiency of which are hereby acknowledged, hereby sells, transfers, grants, bargains, conveys, assigns, and delivers to Purchaser, its successors and assigns free and clear of all liens and encumbrances: All fixtures, fittings, appliances, apparatus, equipment, machinery, chattels and personal property, to the extent owned by Seller, and listed in Exhibit "A" attached hereto, including all building maintenance supplies and heating, ventilating and air conditioning, electrical, mechanical and plumbing equipment and facilities which are used in connection with the operation or maintenance of the improvements erected upon the land described in Exhibit "B" attached hereto.

         This instrument is given pursuant to that certain Agreement of Purchase and Sale and Escrow Instructions dated as of October 17, 1997, between Seller and Buyer and the covenants, agreements and limitations contained therein are incorporated herein by reference as if herein set out in full.

         IN WITNESS WHEREOF, Seller has executed this instrument this ___ day of January, 1998.

                              "SELLER"

                              SP Associates, Ltd.,
                              a California Limited Partnership

                              By:  Three Springs Corporation
                                   Its General Partner


                                   By:________________________
                                   Its:_______________________

                              By:  The Larwin Company, a California corporation
                                           Its General Partner


                                   By:________________________
                                   Its:_______________________


                                   Exhibit E

                  ASSIGNMENT OF SERVICE CONTRACTS, WARRANTIES

                                 AND GUARANTEES

         THIS ASSIGNMENT OF SERVICE CONTRACTS, WARRANTIES AND GUARANTEES is made this ____ day of ____________, by and between SP ASSOCIATES, LTD., A CALIFORNIA LIMITED LIABILITY COMPANY ("Assignor"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Assignee"), with reference to the following facts:

         A. Assignor is the owner of the benefits of, subject to the burdens contained in, those certain service agreements currently in effect in connection with the business of Assignor related to the Property being purchased by Assignee concurrently herewith, all of which service contracts and agreements (the "Service Agreements") are annexed hereto as a part of, or are described in, Exhibit "A" attached hereto and made a part hereof.
         B. Assignor has heretofore used or acquired (or may have acquired) certain intangible rights in connection with the Property and/or the Improvements including but not limited to various trade names, logos, easements, licenses, permits, air rights, certificates of occupancy, warranties, rights of way, signs, sewer agreements, water line agreements, utility agreements, water rights and oil, gas and mineral rights and other intangible property (collectively the "Intangibles").

         C. Assignor is the owner, or entitled to the benefit, of the warranties and guaranties, express and implied, covering the fixtures and equipment located on the Property ("Warranties and Guaranties").

         D. Assignor now desires to assign and transfer to Assignee all of its right, title and interest in the Service Agreements, Intangibles and the Warranties and Guaranties subject to all of the payments, terms, covenants, obligations, agreements and restrictions therein set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinbelow set forth, it is agreed:

         1. Assignor hereby assigns and transfers to Assignee and its successors and assigns, all Assignor's right, title and interest in the Service Agreements, Intangibles and the Warranties and Guaranties subject to said payments, terms, covenants, obligations, agreements and restrictions.

         2. Assignee hereby (a) accepts the assignment of the Guaranties, shall be entitled to all rights and benefits accruing to the Assignor thereunder, (b) agrees to assume and be bound by the terms thereof from and after the date hereof, and (c) agrees to defend and indemnify Assignor to the extent of Assignee's

                                   Exhibit F
interest in the Property from all obligations of Assignor under the Service Contracts, Intangibles and the Warranties and Guaranties or from any which accrue from and after the date hereof.

         3. This instrument is given pursuant to that certain Agreement of Purchase and Sale and Escrow Instructions dated as of October 20, 1997, between Seller and Arden Realty Limited Partnership and the covenants, agreements and limitations contained therein are incorporated herein by reference as if herein set out in full.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Service Contracts, Warranties and Guarantees as of the day and year first hereinabove written.



                             "Assignor":

                             SP Associates, Ltd.,
                             a California Limited Partnership

                             By:   Three Springs Corporation
                                   Its General Partner


                                   By:________________________
                                   Its:_______________________

                             By: Larwin Company, a California corporation Its General Partner


                                   By:________________________
                                   Its:_______________________

                                   "Assignee":
                                   ARDEN REALTY LIMITED PARTNERSHIP,
                                   a Maryland limited partnership

                                   By:  Arden Realty, Inc.,
                                        a Maryland corporation
                                        Its: General Partner


                                              By:________________________
                                              Its:_______________________

                       ASSIGNMENT OF INTANGIBLE PROPERTY

         THIS ASSIGNMENT OF INTANGIBLE PROPERTY (this "Assignment") is made as of ___________ __, 1998 by SP Associates, Ltd., a California limited liability company ("Assignor"), to Arden Realty Limited Partnership, a Maryland limited partnership ("Assignee") pursuant to the provisions of that certain Agreement of Purchase and Sale dated as of October 20, 1997, (the "Purchase Agreement"), by and between Assignor and Assignee.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and provisions of the Purchase Agreement, Assignor hereby sells, transfers, conveys and assigns to Assignee the Intangible Property, as such term is defined in the Purchase Agreement, including those items set forth on Schedule A attached hereto and made a part hereof.

         IN WITNESS WHEREOF, this Assignment has been executed by Assignor on the date set forth above.

                             "Assignor":

                             SP Associates, Ltd.,
                             a California Limited Partnership

                             By:   Three Springs Corporation
                                   Its General Partner


                                   By:________________________
                                   Its:_______________________

                             By: Larwin Company, a California corporation Its General Partner


                                   By:________________________
                                   Its:_______________________

                                   "Assignee":
                                   ARDEN REALTY LIMITED PARTNERSHIP,
                                   a Maryland limited partnership

                                   By:  Arden Realty, Inc.,
                                        a Maryland corporation












                                   Exhibit G

                          TENANT ESTOPPEL CERTIFICATE


Arden Realty Limited Partnership
9100 Wilshire Boulevard
Suite 700
Beverly Hills, California 90212
Attn: Ms. Brig Troy

         Re:     Tenant Lease for ________________
                 _______________, California
                 Suite _________

Ladies and Gentlemen:

         We understand that you are the proposed purchaser of an ______________ building complex located at ____________________, California (the "Property") in which the undersigned is a tenant. We further understand that in connection with your purchase of the Property it is necessary that you understand the precise nature of our tenancy and in order to so do, we hereby warrant and represent to you that with respect to our lease, as amended (the "Lease") and more particularly described in Schedule "A" attached hereto (the "Schedule") the following is true and correct:

         1. The Lease constitutes the entire agreement between the undersigned and the landlord thereunder with respect to the subject matter thereof and the Lease has not been modified, amended or supplemented in any way except by the amendments or other agreements described in the Schedule.

         2.      The summary of the basic terms of the Lease contained in the
Schedule is true and correct.

         3. Except as provided in the Schedule, the undersigned has not assigned, transferred or hypothecated the Lease or any interest therein or entered into a sublease for any portion of the premises covered by the Lease and no person or firm other than the undersigned or its employees is in possession of such premises or any portion thereof.

         4. The undersigned is not in default (or with the giving of notice or the passage of time or both will not be in default) under the Lease and the undersigned has no claim against, off-set, credit, defense, counterclaim or deductions against the landlord thereunder, or any rent or other sums due or payable under the Lease, and the landlord thereunder is not in default (or with the giving of notice or the passage of time or both will not be in default) under the Lease.

                                   Exhibit H

         5. The undersigned has no option, right of first refusal or otherwise to purchase the Property or any portion thereof or any interest therein and the only interest of the undersigned in the Property is that of a tenant pursuant to the terms of the Lease.

         6. The undersigned does not engage in the generation, storage or disposal of "Hazardous Materials" on the Property and to the best of the undersigned's knowledge, there are no Hazardous Materials located in, on, under or in the vicinity of the Premises demised by the Lease except for normal office supplies. The undersigned agrees not to use, store, or permit the use, storage or release of any Hazardous Materials on, under or about the Premises or the Property other than what is permitted by applicable law, codes, regulations or restrictions and used by the undersigned in accordance with applicable laws and in amounts as dictated by the normal conduct of the undersigned's business. The term "Hazardous Material" means any toxic or hazardous substance, material or wastes which if or becomes regulated by any local government, the State of California, the United States government or any agency or division thereof.

         7. The undersigned is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or other similar proceedings.

         8. The person executing this Certificate hereby warrants and represents that he or she has the power and authority to execute and deliver this Certificate on behalf of the tenant named herein.

         9. The undersigned as tenant hereby ratifies and confirms the Lease and the tenancy created thereby and upon consummation of sale and notice thereof, agrees to accept you or your assignees and your lenders as the landlord thereunder.

         10. The undersigned agrees to notify your lenders at the address designated by such lenders of any default on the part of Landlord under the Lease, and further agrees that notwithstanding any provisions of the Lease, no notice, cancellation or termination thereof shall be effective unless Lender shall have received such notice and have failed to cure or commence to cure such default within a reasonable time following receipt of such notice and the expiration of any cure period applicable thereto.

         We understand that the current owner, ____________________, you and/or any other purchaser(s) and their respective lenders will, if you proceed with the purchase of the Property, rely on this Certificate.

                                             Very truly yours,

                                             ___________________________________
                                             Name of Tenant


                                             ___________________________________
                                             Signature

                                             ___________________________________
                                             Date

                        AFFIDAVIT OF NON-FOREIGN STATUS

         To inform Arden Realty Limited Partnership, a Maryland limited partnership ("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("Code") will not be required upon the transfer of certain real property to the Transferee by SP Associates, Ltd., a California limited partnership("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

         1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder).

         2. The Transferor's employer identification number/social security number is ___________________________.

         3.      The Transferor's office/personal residence address is
                 __________________________________________________________.

         The Transferor understands that this Affidavit may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         The Transferor understands that the Transferee is relying on this Affidavit in determining whether withholding is required upon said transfer.

         Under penalty of perjury I declare that I have examined this Affidavit and it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Date:_______________________________, 199__


                                    TRANSFEROR:

                                    SP Associates, Ltd.,
                                    a California Limited Partnership

                                    By:  Three Springs Corporation
                                         Its General Partner


                                         By:________________________
                                         Its:_______________________

                                   By: Larwin Company, a California corporation
                                       Its General Partner


                                       By:________________________
                                       Its:_______________________



























                                   Exhibit I

                                  AUDIT LETTER


Ernst & Young, LLP
2049 Century Park East
Suite 1700
Los Angeles, California 90067
Attention:  Peter Zofrea


Dear Sir:

         We are writing at your request to confirm our understanding that your audit of the statement of operating income for the year ended _________________, 1996, was made for the purpose of expressing an opinion as to whether the statement of operating income presents fairly, in all material respects, the results of operations of [Name of Project] in conformity with generally accepted accounting principles. These representations are made exclusively to [Auditor] and not to the buyer of the Project or to any third party. In connection with your ______________________, 199_ audit we confirm, to the best of our knowledge and belief, with respect to our daily operations and without independent investigation or inquiry, the following representations made during your audit:

         A. We have made available to you all financial records and related data concerning this Project, which are in our possession.

         B.      We are not aware of any:

                 1. Irregularities involving any member of management or employees that could have a materially adverse effect on the statement of operating income.

                 2. Notices of violations of laws or regulations, the effect of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

                 3. Material liabilities, gain or loss contingencies or other transactions (including oral and written guarantees) that are required to be but have not been accrued or disclosed.

                 4. Material events that have occurred subsequent to ___________________, 199_ that would require material adjustment to the statement of operating income.









                                   Exhibit K

         C. The Company has complied with all material aspects of contractual agreements relating to the Project (e.g., management contracts) that would have a material effect on the statement of operating income in the event of noncompliance.

         D. All significant payments to affiliated companies of the undersigned have been property recorded or disclosed in the financial statements.



                                              By:________________________

                                  SCHEDULE "A"

                             Summary of Lease Terms




(1)      Name of Tenant:_______________________________________________________

(2)      Lease Date:___________________________________________________________

(3)      Amendment Dates, Separate Agreements, if any:_________________________

(4)      Suite No.:____________; Estimated Square Footage:_____________________

(5)      Lease Start Date:______________; Lease End:___________________________

(6)      Remaining Option(s) to Extend:________________________________________

(7)      Option(s) for Additional Space:_______________________________________

(8)      Monthly Base Rent:             $_______________;

         Escalations/CAM Charge:        $_______________;

         Total Monthly Rent:            $_______________;



(9)      Tenant's Percentage Share of Increased Operating Costs:______________%

(10)     Security Deposit: $_____________; Prepaid Rent:_______________________

(11)     Assignees/Subtenants:_________________________________________________

(12)     Parking Spaces:_______________________________________________________

(13)     Lease Guarantor(s):___________________________________________________

(14)     Uncured Defaults by Landlord: None____________________________________

(15)     Exclusive Uses:_______________________________________________________

(16)     Free or Reduced Rent Months remaining after __/01/__:_________________

(17)     Tenant Improvements or other allowances due Tenant $:_________________

(18)     Comments, if any:_____________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________



                                           ________________________
                                           Name of Tenant




                                           By:_____________________

                                           Date:___________________

                                  SCHEDULE 7.5
                                  ------------

                               LEASE DISCLOSURES
                               -----------------

None of the Tenant leases contain any restrictions on the sale of the property.


The following lease agreements contain cancellation provisions in favor of the Lessee

     Ste. 101             1 time right at month 18 with 4 months written notice
     Craford & Craford    and payment of 3 months rent upon notice

     Ste. 104             1 time right at month 36 with no less than 180 days
     Schering Plough      written notice and payment of $14,000


The following lease agreements contain expansion rights in favor of the Lessee

     Ste. 110             Right of first refusal, adjacent suite 114
     North American
     Mortgage

     Ste. 201             Right of first refusal, adjacent suites
     Manpower

     Ste. 208             Right of first refusal, adjacent suite, expiring 11/97
     Universal Health
     Employment


There are no other lease disclosure matters.

                                  SCHEDULE 7.6
                                  ------------

                          SERVICE CONTRACT DISCLOSURE
                          ---------------------------

All service contracts are administered by Seller's agent and have been disclosed in the Vendor List entitled Exhibit A.

                                PROPERTY #650EQ
                               25129 THE OLD ROAD
                           STEVENSON RANCH, CA 91321

                                  VENDOR LIST
                              Revised 10/09/97 cb

----------------------------------------------------------------------------------------------------------------------------------
SERVICE TYPE        COMPANY NAME &                  BEGIN/END           ANNUAL TERM         CONTACT NAME           DETAILS OF
                    ADDRESS                         CONTRACT            CANCELLATION        & PHONE NO.            SERVICE
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Architecture        Architecture & Interior Design                                          Tel: 818-712-0295
                    19751 Enadia Way
                    Winnetka, Ca 91306
----------------------------------------------------------------------------------------------------------------------------------
Backflow Testing    Clarke Backflow                                                         Bernie Clarke
                    P.O. Box 220114                                                         805-294-0901
                    Newhall, CA 91322
----------------------------------------------------------------------------------------------------------------------------------
Carpet Cleaning     Peerless Building Maintenance                                           Tim Tuttle - owner
                    12995 Arroyo                                                            Jean
                    San Fernando, Ca                                                        818-834-0297
                    91340                                                                   800-640-1332
                                                                                            818-837-1957 fax       Pig. cleaning
----------------------------------------------------------------------------------------------------------------------------------
Directory Sign      Berloc Signs                                                            Teri                   Tenant Signage
                    Shipping Address:                                                       818-503-9823           and directories
                    7040 Greenbush Ave.                                                     818-503-0934 Fax
                    N. Hollywood, CA 91605                                                  800-638-8668

                    Mailing Address
                    P.O. Box 9337
                    N. Hollywood, CA 91609
----------------------------------------------------------------------------------------------------------------------------------
Electrician         Shamma Electric                                                         Bill Shamma
                    11255 Ruffner Ave.                                                      818-363-9595
                    Granada Hills, Ca 91344                                                 818-802-7727 Mobile
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Elevator Maint.    Dover Elevator              7/1/97 to 11/1/01   90 days written      909-594-5747          24 hrs. service
                   20510 Earlgate Street                           notice.              909-595-6847 Fax      customer #7334400
                   Walnut, Ca 91789            Agreement not                                                  Monthly service and
                                               fully executed                                                 repairs.
                                                                                                              $407.60 per month
                                                                                                              Emergency phone
                                                                                                              goes directly to Dover
------------------------------------------------------------------------------------------------------------------------------------
Fire Alarm Maint. Tele-Fire of Calif. Inc.     11/30/89-M-to-M     30 days before the   Viola                 Maint. & Monitoring
& Monitor         3035 N. Coolidge Avenue                          next inspection      213-666-6000          Acct. # 180
                  Los Angeles, Ca 90039                            period.
------------------------------------------------------------------------------------------------------------------------------------
Fire Panel Phone                                                                        805-253-0967
                                                                                        805-253-0196
------------------------------------------------------------------------------------------------------------------------------------
Fire Sprinkler    Conejo Fire Protection Inc.                                           Jerry
System/Repairs    2225 1st St. #104                                                     805-583-1777
                  Simi Valley, Ca 93065
------------------------------------------------------------------------------------------------------------------------------------
Fire              Mike Green Fire Protection                                            213-870-5700
Extinguishers     P.O. Box 34756
                  Los Angeles, Ca 90034
------------------------------------------------------------------------------------------------------------------------------------
Flags             Flags & Banners                                                       818-348-9880
                  22104 Ventura Blvd.
                  Woodland Hills, Ca 91364
------------------------------------------------------------------------------------------------------------------------------------
Glass             Chaparral Glass & Screen                                              Jim
                  38917 20th St. E., #105A                                              805-274-9004
                  Palmdale, Ca 93550
------------------------------------------------------------------------------------------------------------------------------------
HVAC              Mission Air                                                           Roger                 Monthly Contract and
                  6706 Bovey Ave.                                                       800-417-1124          service/repairs needed
                  Reseda, Ca 91335                                                      818-757-0231
------------------------------------------------------------------------------------------------------------------------------------
Janitorial        Peerless Building Maintenance  3/29/94-M-to-M    30 days written      Tim Tuttle - owner    Monthly Contract
                  10537 Glenoaks Blvd., Unit C                     notice               Jean                  nightly service
                  Pacoima, CA 91331                                                     818-834-0297          Sunday to Thursdays
                                                                                        800-640-1332          $2,956 per month
                                                                                        818-834-9478 fax      Mano-P-542-8575
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Landscaping      L&W Landscape               6/1/96 M-to-M      30 days written notice.   Gary Ripling       Monthly Contract
Exterior         4421 Adam Road                                                           805-527-5120
                 Simi Valley, CA 93063
---------------------------------------------------------------------------------------------------------------------------------
Landscaping      Mrs. Greenjeans             2/1/90 M-to-M      30 days written notice.   Mary               $100 per month
Interior         26414 Pheasant Ct.                                                       805-296-4035
                 Valencia, CA 91355
---------------------------------------------------------------------------------------------------------------------------------
Lighting         Amtech Lighting             2/1/97 to 2/1/98   60 days written notice.   Vivian Sandoval    Monthly contract
                 1627 Chico Avenue                                                        818-442-0886       exterior lights
                 South El Monte, CA 91733                                                 818-448-4192 fax
---------------------------------------------------------------------------------------------------------------------------------
Locksmith        Clarks Locksmith Services                                                Rick Clark         General Locksmith
                 P.O. Box 2396                                                            805-252-2996       Has master key
                 Santa Clarita, CA 91350
---------------------------------------------------------------------------------------------------------------------------------
Pest Control     Chemco Pest Control         6/4/97 to 6/4/98   60 days written notice.   818-984-2803       Acct. #20276
                 5683 Whitnall Highway                                                    805-251-7378       Service on 3rd Fri.
                 N. Hollywood, CA 91601                                                   Ron - Technician   of month
                                                                                          818-412-0257 pager Route #14
                                                                                          Amber (Serv.)      $131.30 per month
                                                                                          Larry (Tech.)
---------------------------------------------------------------------------------------------------------------------------------
Plumbing         Heys Plumbing                                                            Jim Heys or Dale
                 24730 Ave. Tibbits, #120                                                 805-296-3240
                 Valencia, CA 91355                                                       805-294-9394 Fax
                                                                                          818-362-4570 Alt.
---------------------------------------------------------------------------------------------------------------------------------
Reg 4 Testing    JCW Fire Systems                                                         818-842-3860
                 984 Riverside Drive, #10                                                 818-562-1359 Fax
                 Burbank, CA 91506
---------------------------------------------------------------------------------------------------------------------------------
Roofing          GES Roofing                                                              Bobby Russo or     Contract for semi-
                 801 South Flower Street                                                  Gary Stewart       annual maintenance
                 Burbank, CA 91502                                                        818-843-0544       and free leak calls
                                                                                          818-843-7132 Fax   and repairs.
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Rubbish          Valencia Disposal        1/10/97 to 1/10/98    30 days written notice.   Ray Woods or         Mon,Wed,Fri.-
                 P.O. Box 1163                                                            Linda                pickups
                 Agoura Hills, CA 91376-                                                  805-254-1547         (Two 3 yd bins)
                 1163                                                                                          $319 per month
                                                                                                               Recycle - Mon. &
                                                                                                               Thu.
---------------------------------------------------------------------------------------------------------------------------------
Security         Golden West K-9          3/5/97 to 8/5/98      30 days written notice.   Tim Leonard - Rep    4 patrols per 12
                 12502 Van Nuys Blvd.,                                                    Pager 818-902-8223   hour period seven
                 Suite 215                                                                Lou Page - Manager   days a week
                 Pacoima, CA 91331                                                        805-294-8160         $462.00 per month.
                                                                                          805-294-8188 fax
                                                                                          818-897-5965 24
                                                                                          hour #
---------------------------------------------------------------------------------------------------------------------------------
Sweeping         Nobil's Power Sweeper                                                    Frank Nobil          Monthly sweeping
                 24833 Peachland Avenue                                                   805-255-6462         $72.00 per month
                 Newhall, CA 91321
---------------------------------------------------------------------------------------------------------------------------------
Window Wash      The New Porter           4/11/97 - M-to-M      Cancel at anytime.        800-558-1575         Semi-Annual
                 1126 E. 17th Street                                                      714-558-1572 Fax     cleaning
                 Santa Ana, CA 92701
---------------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 7.19
                                 -------------

                        DISCLOSURES REGARDING AFFILIATES
                        --------------------------------


Seller has no Affiliate Disclosures.

                                  SCHEDULE 8.5
                                  ------------
                                      NONE

                                  SCHEDULE 8.6

                                      NONE

                                 SCHEDULE 8.19

                                      NONE